UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: December 1, 2015
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On December 1, 2015, the Company’s Board of Directors authorized the repurchase of an additional $300 million of IDEX’s outstanding common shares. The increased repurchase authorization, when added to the approximately $366 million that remained available at September 30, 2015 from the previously approved Board authorizations, provides the Company with a total authorized repurchase availability of approximately $666 million.
The repurchases will be made from time to time in either open market transactions or in privately negotiated transactions. Repurchases may also be made under 10b5-1 plans, which would permit shares to be repurchased through pre-determined criteria when the Company would otherwise be prohibited from doing so under insider trading laws. The timing, volume and nature of share repurchases will be at the discretion of management, dependent on market conditions, other priorities of cash investment, applicable securities laws and other factors. This share repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or discontinued at any time.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 1, 2015 announcing IDEX Corporation's additional share repurchase plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

Date: December 7, 2015	By:	/s/ HEATH A. MITTS
Heath A. Mitts
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION

99.1	Press release dated December 1, 2015 announcing IDEX Corporation's additional share repurchase plan